EXHIBIT 23.2


                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

     As independent public accountants, we hereby consent to the incorporation by reference in this registration statement on Form S-3 of our report dated April 12, 2001, with respect to USOL Holdings, Inc., and our report dated February 11, 2000, with respect to U.S. OnLine Communications, Inc., both included in USOL Holdings, Inc.'s Form 10-KSB for the year ended December 31, 2000 and to all references to our Firm included in this registration statement.



/s/ Arthur Andersen LLP

Austin, Texas
September 21, 2001



                                 Exhibit 23.2-1